UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) DECEMBER 18, 2007
NORTEL NETWORKS LIMITED

(Exact name of registrant as specified in its charter)

CANADA	000-30758	62-12-62580

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 THE WEST MALL, TORONTO, ONTARIO, CANADA		M9C 5K1

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 905-863-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On December 17, 2007, Nortel Networks Corporation (“NNC”) announced that the registrant has amended its master facility agreement (“Facility”) with Export Development Canada (“EDC”) to (i) extend the termination date of the Facility to December 31, 2011, (ii) provide for automatic annual renewal of the Facility each following year, unless either party provides written notice to the other of its intent to terminate, and (iii) increase the maximum size of individual bonds supported under the committed portion of the Facility from US$10 million to US$25 million.
The total Facility is maintained at US$750 million, including US$300 million of committed support for performance bonds and similar instruments. As of November 30, 2007, there was approximately US$144 million of outstanding support utilized under the Facility, of which approximately US$89 million was outstanding as committed support and US$55 million as uncommitted support.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits
99.1	Second Amended and Restated Master Facility Agreement dated as of December 14, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED
By:	/s/ Gordon A. Davies
Gordon A. Davies
General Counsel — Corporate and Corporate Secretary

By:	/s/ Anna Ventresca
Anna Ventresca
Assistant Secretary

Dated: December 18, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Second Amended and Restated Master Facility Agreement dated as of December 14, 2007.

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